                         Proxy Statement

                    Pursuant to Section 14(a)
                   of the Securities Exchange
                           Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of Commission Only (as permitted by
    Rule 4a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240-14a-11(c) or Sec. 240.14a-12.



                   CREDO PETROLEUM CORPORATION

         (Name of Registrant as Specified in Its Charter)




                         Not Applicable

           (Names of Person(s) Filing Proxy Statement)

                   CREDO PETROLEUM CORPORATION
----------------------------------------------------------------

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held March 19, 1998


----------------------------------------------------------------


     You are invited to attend or to be represented by proxy at the Annual Meeting of Stockholders of CREDO Petroleum
Corporation, a Colorado corporation, to be held at the Norwest
Bank Denver Forum Room Seventeenth and Broadway, Denver,
Colorado, on March 19, 1998 at 2:30 p.m., MST, for the purposes set forth below.

     1.  To elect two Class I directors to serve until the year
         2001 Annual Meeting of Stockholders.

     2. To ratify the appointment of independent auditors for the fiscal year 1998.

     3.  To approve the 1997 CREDO Petroleum Corporation Stock
         Option Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February
2, 1998 are entitled to vote at the meeting. You are cordially invited to attend the meeting in person.

     Whether or not you plan to attend the meeting, it is important that you return your signed proxy. Your vote is important regardless of the number of shares you own.

                               BY ORDER OF THE BOARD OF DIRECTORS



                                    William F. Skewes
                                    Secretary and General Counsel
February 2, 1998
Denver, Colorado


----------------------------------------------------------------

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN
IT PROMPTLY SO THAT YOUR VOTE CAN BE RECORDED WHETHER OR NOT YOU
PLAN TO ATTEND THE MEETING.  NO POSTAGE IS REQUIRED IF MAILED IN
THE UNITED STATES.

You May Revoke Your Proxy And Vote In Person If You Attend The
Meeting.



----------------------------------------------------------------

                CREDO PETROLEUM CORPORATION
         1801 Broadway, Suite 900, Denver, Colorado 80202
                     -----------------------


                         PROXY STATEMENT
                     -----------------------

          ANNUAL MEETING OF STOCKHOLDERS, MARCH 19, 1998

     Your proxy in the enclosed form is solicited by the Board of Directors of CREDO Petroleum Corporation for use at the Annual Meeting of Stockholders to be held on Thursday, March 19, 1998 at 2:30 p.m., MST, at the Norwest Bank Denver Forum Room Seventeenth and Broadway, Denver, Colorado, and any adjournment thereof.
This proxy material was mailed to stockholders on or about
February 9, 1998.

     Only stockholders of record at the close of business on February 2, 1998 will be entitled to vote at the meeting. On that date, there were 3,042,447 shares of common stock outstanding and entitled to vote, excluding 624,110 shares held in the company's treasury.

     All shares represented by properly executed, unrevoked proxies timely received in proper form will be voted in accordance with the directions specified thereon. Any such proxy on which no direction is specified will be voted in favor of the election of the nominees named herein to the Board of Directors and for ratification of the appointment of Hein + Associates as independent auditors for the company for fiscal 1998 and in favor of approval of the 1997 CREDO Petroleum Corporation Stock Option Plan. In addition, all proxies will be voted in accordance with the judgement of the proxy holders with respect to any other matter which may properly come before the meeting. Any stockholder giving a proxy may revoke that proxy at any time before it is voted at the meeting by executing a later dated proxy, by voting by ballot at the meeting, or by filing with the Election Judge an instrument of revocation.

            VOTING SHARES AND PRINCIPAL STOCKHOLDERS

     The $.10 par value common stock of the company is the only class of capital stock outstanding. Each outstanding share of common stock is entitled to one vote with respect to each matter to be voted on by the stockholders, which vote may be given in person or by proxy duly authorized in writing. Cumulative voting is not permitted. A majority of the shares of outstanding common stock will constitute a quorum for transaction of business at the meeting. The affirmative vote of the majority of the total number of shares represented and voted at the meeting, assuming a quorum is present, is necessary for the approval of each of the matters being voted upon. Shares that either abstain from voting on the proposals presented as to a nominee for director or which lack authority to vote will have no effect in the tabulation of votes although both will be counted toward the presence of a quorum.

     The only persons known to own of record or beneficially more than 5% of the company's common stock as of February 2, 1998 are set forth below.

                            Amount and Nature of      Percent
Name and Address            Beneficial Ownership      of Class
----------------            --------------------      --------
James T. Huffman
2100 Green Oaks Drive
Littleton, Colorado 80121         395,457 (1)           13.0%

R. K. O'Connell
Box 2003
Casper, Wyoming 82602             169,419 (2)            5.7%
---------------

(1) Includes 129,280 shares owned by members of Mr. Huffman's family and 33,000 shares subject to currently exercisable stock options.
(2) Includes 12,817 shares owned by Mr. O'Connell's wife and by a corporation for which he serves as an officer.

                     DIRECTORS AND OFFICERS
          Election of Directors (Item 1 on Proxy Card)

     The Articles of Incorporation, as amended, classify members of the Board of Directors into three classes having staggered terms of three years each. The Board of Directors consists of six directors. The directors to be elected to the Board in Class I at the 1998 Annual Meeting of Stockholders will serve until the 2001 Annual Meeting and until their successors are duly elected and qualified. Class III and Class II directors will continue to serve until the 1999 and 2000 Annual Meetings of Stockholders, respectively, and until their successors are duly elected and qualified.

     The two Class I nominees named below are presently members of the Board of Directors. Unless your proxy contains contrary instructions, it will be voted for the nominees. Should any nominee become unable to serve, which is not anticipated, the proxies will vote for such substitute nominees as recommended by the Board of Directors. Any vacancy occurring in a class following the election of that class may be filled by the Board of Directors. A director selected to fill a vacancy in a class will hold office for a term expiring at the annual meeting at which the term of that class expires and until a successor is duly elected and qualified.

     The following table sets forth certain information with respect to each nominee and each director whose term of office will continue after the meeting.

Information Concerning Director Nominees and Continuing Directors

                                                Shares of Common
                      Business Experience         Stock Owned
 Name, Age, Position  and Directorships          Beneficially
     With Company     in Other Public or          and Percent
and Term as Director  Investment Companies        of Class (1)
--------------------  --------------------      ----------------
   CLASS I - NOMINEES FOR ELECTION AT THE 1998 ANNUAL MEETING
        WHOSE TERMS WILL EXPIRE AT THE 2001 ANNUAL MEETING

Otto P. Butterly      Independent businessman
 Age: 80;             since 1978;              15,550  (.5%) (3)
 Director             previously a Price
 since 1983           Waterhouse
                      partner

William F. Skewes     Attorney in private      19,930  (.7%) (3)
 Age: 52;             practice since 1988;
 Corporate            previously a partner
 Secretary and        in the Denver law firm
 General Counsel;     of Kelly, Stansfield &
 Director             O'Donnell from 1977
 since 1980           to 1988

      CLASS III - DIRECTORS WHOSE TERMS WILL EXPIRE AT THE
                       1999 ANNUAL MEETING

William N. Beach      Independent oil          50,000 (1.6%) (3)
 Age: 73;             operator and President
 Director             of Beach Exploration,
 since 1980           Inc. since 1975

Richard B. Stevens    Independent businessman
 Age: 68;             and oil operator        115,687  (3.8%) (3)
 Director             since 1987;
 since 1987           President SECO Energy
                      Corporation from
                      1981 to 1987

      CLASS II - DIRECTORS WHOSE TERMS WILL EXPIRE AT THE
                      2000 ANNUAL MEETING

James T. Huffman      Chairman and President  395,457 (13.0%) (2)
 Age: 50;             since 1981
 Chairman of the
 Board, President;
 Director since 1978

William Howell        Independent petroleum
 Age: 63;             engineer and             10,000  (.3%) (3)
 Director             businessman since 1986;
 since 1987           Vice President and
                      Manager of Denver
                      office of Keplinger &
                      Associates, Inc.
                      from 1981 to 1986

All Directors and Officers as a Group
  (six persons)                               606,624  (19.9%)

---------------

(1) Owned of record and beneficially unless otherwise indicated.
(2) Includes 129,280 shares owned by members of Mr. Huffman's family and 33,000 shares subject to currently exercisable stock options.
(3) Includes 10,000 shares subject to currently exercisable options.

             Information Concerning Meetings of the
             Board of Directors and Board Committees

    The Board of Directors met four times during fiscal 1997.
All directors were present for not less than 75% of the meetings. Effective in October 1997, the Board established an Audit Committee (consisting of Messrs. Butterly, Huffman, and Skewes) to recommend the engagement of independent accountants and to monitor their work and findings including the scope of their work, their independence from the company and its management, and the results of their work. The Audit Committee will meet with the independent accountants at least once each year. Prior to October 1997, the above procedures were conducted by the Board of Directors. The Board also has an Executive Committee consisting of Messrs. Butterly, Huffman and Skewes. The Executive Committee met two times during fiscal 1997. There are no compensation or nominating committees. Such matters are considered by the Executive Committee or the Board of Directors.

   Compensation of and Agreements With Non-Employee Directors

    Non-employee directors, except Mr. Butterly, receive $1,000 for each meeting of the Board of Directors attended and may be paid $100 per hour for committee meeting attendance or for consulting services provided at the request of the majority of the Board of Directors. Mr. Butterly receives compensation for consulting services, including time expended in his capacity as a director, at the rate of $100 per hour with a guaranteed minimum annual compensation of $10,000 which includes board and committee meeting attendance.

    Each non-employee director has been granted a stock option to purchase 30,000 shares of the company's common stock at the price on the date of grant ($1.94). The options vest in one-third increments beginning on the date of grant and then on each anniversary thereafter until fully vested and they expire on the fifth anniversary of the date of grant.

    The company has entered into indemnification agreements with each of its non-employee directors. Those agreements require the company to indemnify such directors to the fullest extent permitted by Colorado Law and to advance expenses in connection with certain claims against the directors.

       Information Concerning Other Executive Officers and
                     Significant Employees

    In addition to the directors, executive officers and control person listed above, the following persons are executive officers or significant employees as defined by Securities and Exchange
Commission regulations.

   Name     Position       Age          Work Experience
--------   ---------      ----  --------------------------------
B. J.      Vice President  51   Prior to joining the company,
Sullivan   - Finance            Vice President of Triad Property
           since June           Management, Inc. from 1990 to
           1993                 1993; Prior to 1990, Vice
                                President Finance of Homefree
                                Village Resorts, Inc., Controller
                                of Auto-Trol Technology, Inc.,
                                and Senior Manager with Price
                                Waterhouse.  Certified Public
                                Accountant.

Kenneth    Manager-        48   Prior to joining the company,
J. DeFehr  Petroleum            Senior Reservoir Engineer for
           Engineering          Axem Resources, Inc. from 1982
           since                to 1990.  Previously reservoir
           October 1990         engineer for Phillips Petroleum
                                company.  Registered Professional
                                Engineer.

                     Executive Compensation

  The following table shows, for the fiscal year ended October 31, 1997, the compensation paid or accrued by the company for services in all capacities to the chief executive officer of the company. No other executive officer had salary and bonus in excess of $100,000.

                       Summary Compensation Table

                  Annual Compensation    Long Term Compensation
                 ---------------------  ------------------------
                                              Awards     Payouts
                                        ---------------- -------
                                 Other   Rest-  Securities          All
Name and                        Annual  ricted Underlying         Other
Principal                       Compen-  Stock   Options   LTIP   Compen-
Position   Year   Salary  Bonus sation  Award(s) (Shares) Payouts  sation
---------  ----  -------- ----- ------  -------- -------- ------- -------
James T.
Huffman,   1997  $108,000    -     -       -     100,000    -    $9,614(1)
 Chief     1996  $102,000    -     -       -        -            $5,676(1)
 Executive 1995  $100,000 $20,000  -       -        -            $5,360(1)
 Officer
___________________
(1) Of this amount, approximately one-half represents life insurance premiums and approximately one-half represents Mr. Huffman's share of employer matching contributions to the company's 401(K) Retirement
    Plan.

                Option Grants in Last Fiscal Year

            There was one grant of stock options to the named executive officer in 1997. The following table provides information regarding the option.

                  Individual Grant
       -----------------------------------
                  Percent of                 Potential Realizable
                     Total                      Value at Assumed
        Number of   Options                     Annual Rates of
       Securities Granted to Exercise             Stock Price
       Underlying  Employees  or Base          Appreciation for
         Options   in Fiscal  Price    Exp.      Option Term
                                             -------------------
Name     Granted     Year     ($/SH)   Date     5%         10%
----    --------- ---------  -------- -----  --------   --------

James T.
Huffman  100,000     38%     $1.94   7/29/03  $54,000   $118,000

      The following table provides information on the exercisability of options held by the named executive officer and the value of such officer's unexercised options at October 31, 1997. There were no option exercises during the period and the company has not awarded any stock appreciation rights (SARs).

             Aggregated Option/SAR Exercises In Last
        Fiscal Year And Fiscal Year End Option/SAR Values

                                                       Value of
                                       Number of     Unexercised
                                      Unexercised   In-the-Money
               Number of             Options/SARs   Options/SARs
                Shares                at FY-End     at FY-End (1)
               Acquired      Value  (Exercisable/  (Exercisable/
   Name      on Exercise   Realized Unexercisable) Unexercisable)
----------  -------------  -------- -------------- --------------

James T.
Huffman,         -            -     33,333/66,667 $48,000/$96,000
___________________
(1) Based on the fair market value of the company's common stock at the close of business on October 31, 1997 ($3.38 per
    share) minus the exercise price of the option.

                  Employee Plans and Agreements

      The company has entered into indemnification agreements with its officers similar to those entered into with non-employee directors as discussed under Compensation Agreements with Non-Employee Directors. Refer to Proposal to Approve the
Company's 1997 Stock Option Plan for a discussion of the company's stock option plan.

      The company's key employee retention plan provides certain key employees incentive to remain in the employ of the company during periods when the future of the company is uncertain due to potential change of control of the company. A change in control is generally defined as (i) approval of a merger or combination resulting in the voting securities of the company immediately prior to the event representing less than 51% of the resulting voting securities, (ii) any transaction resulting in the sale, disposition or liquidation (other than to a majority owned subsidiary) of at least 50% of the company's assets, (iii) a person or group becoming the beneficial owner of at least 30% of the outstanding voting stock, or (iv) election of one-third of the members of the Board proposed by any party or group nominating directors in opposition to the directors nominated for election by the company's then existing board.

      In general, upon occurrence of a change in control, a participant becomes entitled to a payment equal to the participant's base monthly salary multiplied by the number of years that the participant has been employed by the company and to continuation of benefits for a period of one month for each year of employment. At its discretion, the Board may increase the payment amount and benefit period. If a participant remains employed by the new owners after a change in control at the same compensation level, compensation due under the plan will be reduced by the compensation paid to the participant by the new owners. The Board of Directors granted Mr. Huffman participation in the plan and determined that his award under the plan will be based on his monthly salary and benefits multiplied by the greater of his number of years of employment with the company or a factor of 24.

                SELECTION OF INDEPENDENT AUDITORS
                      (Item 2 on Proxy Card)

     The Board of Directors has appointed, subject to ratification by the stockholders, Hein + Associates as the independent certified public accountants of the company for fiscal 1998.
Representatives of Hein + Associates will be present at the Annual Meeting to make any statement they so desire and to answer appropriate stockholder questions.

     In the absence of contrary instructions by a stockholder, the shares represented by the proxies will be voted FOR the ratification of the appointment of Hein + Associates as the company's independent accountants for fiscal 1998. The Board of Directors recommends a vote FOR this proposal and will be governed by the decision of a majority of shares voting.

               PROPOSAL TO APPROVE THE COMPANY'S
                   1997 STOCK OPTION PLAN
                   (Item 3 on Proxy Card)

  The Board of Directors of the company has adopted the CREDO Petroleum Corporation 1997 Stock Option Plan (the Plan) to replace the company's 1987 Stock Option Plan which expired during 1997. The Board has directed that the Plan be submitted to the shareholders for their approval to meet requirements of the Internal Revenue Code so that options granted to employees under the Plan will qualify as incentive stock options (ISO) for federal income tax purposes. The Board of Directors unanimously recommends a vote FOR the proposal to approve the Plan. Proxies will be so voted unless shareholders specify otherwise in their proxies. A majority of the shares properly represented and entitled to vote at the Annual Meeting is required for adoption of this proposal. Proxies marked ABSTAIN will be counted as a no vote. Broker non-votes will be counted for purposes of establishing a quorum, but will not be counted for purposes of this proposal. If the Plan is not approved by the stockholders, options granted under the Plan will not qualify as ISOs and will become non-statutory stock options (NSO), but the Plan will remain in effect to authorize future grants of NSOs. The full Plan is available for review by any shareholder in the company's offices.

  The purpose of the Plan is to provide a performance based incentive to key people and to create in key people a direct interest in the future success of the company by relating a portion of their compensation to increases in the price of the company's stock. The intent is to more closely align such key people with the interest of the company's shareholders in appreciating stock value. The Plan is also intended to attract key people and to retain and motivate the type of key people who believe that their efforts will enhance the value of the company's stock.

  Options may be awarded only to full time employees of the company and to non-employee directors and consultants whose judgment, initiative and efforts are, or are expected to be, important to the successful conduct of the company's business. Any of the employees of the company are eligible for a stock option grant if selected by the Board of Directors to receive such grant.

  The maximum number of shares of company common stock which may be issued under the Plan cannot exceed 15% of outstanding common stock of the company. Initially 450,000 shares are authorized for issuance under the Plan. The Plan cannot be amended without shareholder approval if such approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirement, or if the company, on advise of counsel determines that shareholder approval is necessary or desirable. No option may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the company's shareholders, but options granted prior to such tenth anniversary may extend beyond that date.

  The Plan is administered by the Board of Directors which shall determine the terms pursuant to which any option is granted under the Plan. The Board generally expects that option exercise prices will not be less than the fair market value of the company's common stock on the date grant. Vesting provisions are generally expected to cover two to four years depending on the key person's length of service with the company at the time an option is granted. The duration of an option is generally expected to be five years. Both ISOs (as defined by Section 422 of the Internal Revenue Code) and NSOs may be granted under the Plan.

  If an option is terminated, surrendered or canceled without being fully exercised, the unused shares of company stock covered by the option will again be available for grant under the Plan. Options granted can be amended by the Board under certain circumstances including accelerating vesting, changing the number of shares covered by the option or the option price, and altering transferability restrictions. Options will be appropriately adjusted for changes in the company's stock by reason of splits, stock dividends, recapitalization, merger, consolidation or other similar transactions. The option price of NSOs will be proportionately reduced in the event the company pays any cash dividends related to its common stock.

  Options will generally not be transferable other than by beneficiary designation, will, or pursuant to the laws of descent and distribution. A non-statutory option may, with the consent of the Board, be transferred to one or more members of the option holder's family, or to a trust established for family members. During the lifetime of the option holder, ISOs are not assignable or transferable and can only be exercised by the Option Holder.

  Unless otherwise specified by the Board, upon the occurrence of a change in control of the company, options then outstanding will be immediately vested and the company will take such actions as are necessary to make all shares of its common stock subject to options immediately salable and transferable including those actions required by state and Federal securities laws. A change in control is generally defined as (i) a person or group becomes the beneficial owner of at least 30% of the outstanding voting stock, (ii) approval of a merger, consolidation or combination resulting in the voting securities of the company immediately prior to the event representing less than 51% of the merged, combined or consolidated company's voting securities, (iii) any transaction resulting in the sale, disposition or liquidation (other than to a majority owned subsidiary) of at least 50% of the company's assets, or (iv) election of one-third of the members of the Board proposed by any party or group nominating directors in opposition to the directors nominated for election by the company's then existing board.

  In lieu of issuing stock upon exercise of an option, upon agreement between the company and the option holder, the company may repurchase the option for an amount equal to the difference between the option exercise price and the fair market value of the company's common stock as of the date of any such agreement. Stock option agreements approved by the Board generally contain a provision granting the company a first right of refusal to purchase shares of stock purchased by the option holder pursuant to the exercise of an option on the same basis as any bona fide offer which the option holder intents to accept.

  Stock option agreements generally contain a provision allowing the company to loan the option holder all or a portion of the option exercise price. Any time a distribution is made under the Plan, whether in cash or in shares of stock, the company may withhold from such payment any amount necessary to satisfy federal and state income tax withholding requirements with respect to the distribution. Such withholding may be in cash or in shares of stock.

  All company deductions for options under the Plan are limited by Section 162(m) of the Internal Revenue Code. The Plan is intended to allow option grants that are exempt from
Section 162(m) either because they are performance based or because they are stock options.

  An optionee does not recognize income on the grant of an ISO. Upon exercise of an ISO, the optionee will not realize any income (except for alternative minimum tax purposes discussed below), and the company will not be allowed any deduction. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares acquired as a capital asset at the time of disposition of the shares and does not dispose of the shares within two years from the date of the grant of the option or within one year from the date of exercise, his gain or loss, if any, recognized on disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

  If an optionee disposes of the shares before the holding period required for capital gain or loss treatment, the optionee will realize ordinary income equal to the excess, if any, of the lesser of (i) the amount realized, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The company will be entitled to a deduction in an amount equal to such income. The excess or shortfall of the amount realized compared to the fair market value of the shares on the date of exercise will be long-term or short-term capital gain or loss depending upon the holding period of the shares.

  The exercise of an ISO may result in tax liability under the alternative minimum tax (AMT). The AMT provides for additional tax equal to the excess, if any, of (i) 26%/28% of AMT income in excess of an exemption amount, over (ii) regular tax for the taxable year. AMT income includes the excess, if any, of the fair market value of the shares acquired under an ISO at the time of the exercise (or up to six months later in certain circumstances) over the exercise price for the optioned shares.

  An optionee does not recognize income at the time of the grant of a NSO. The optionee recognizes ordinary income upon the exercise (or up to six months later in certain circumstances) of an NSO in an amount equal to the excess, if any, of the fair market value of the stock on the date of exercise (or up to six months later in certain circumstances) of the option over the amount of cash paid for the stock. As a result of the optionee's exercise of an NSO, the company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The company's deduction will be taken in the company's taxable year in which the option is exercised.

               MANNER AND EXPENSES OF SOLICITATION

  Solicitation of proxies will be by mail. The total expenses of such solicitation will be borne by the company and will include reimbursement of brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Solicitation of proxies may be made by telephone or oral communication by regular employees of the company who will not be directly compensated. In addition, the company may employ a proxy solicitor. Costs of a proxy solicitor, if any, will be paid by the company and will not exceed $50,000.

          STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

  Any proposal which a stockholder intends to present for consideration and action at the next annual meeting of stockholders must be received in writing by the company no later than October 9, 1998 and must conform to applicable Securities and Exchange Commission rules and regulations.

                          OTHER MATTERS

  The company knows of no other matters to be brought before the Annual Meeting. However, if other matters come to their attention before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgement on such matters.

  A copy of the company's Annual Report for the fiscal year ended October 31, 1997, which includes financial statements, is enclosed for your information. The Annual Report is not a part of the proxy solicitation material.

PROXY              CREDO PETROLEUM CORPORATION              PROXY
        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


      The undersigned stockholder of CREDO Petroleum Corporation (the company) acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held March 19, 1998, at 2:30 p.m., MST, in the Norwest Bank Denver, Forum Room, Seventeenth and Broadway, Denver, Colorado, and hereby appoints James T. Huffman and William F. Skewes, and each of them, with the power of substitution, as Proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Proxies may do or cause to be done by virtue thereof. The above named Proxies are instructed to vote all of the undersigned's shares as follows:

     1.   Election of Directors:  ___ FOR all Class I nominees
                                         (except as marked to
                                          the contrary below)
                                  ___ WITHHOLD AUTHORITY to vote
                                          for all Class I
                                          nominees listed below

      (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
       INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
       NAME IN THE LIST)

        Class I - William N. Beach        Richard B. Stevens

     2.   Proposal to approve the 1997 CREDO Petroleum
          Corporation Stock Option Plan.

               ___ FOR      ___ AGAINST    ___ ABSTAIN

     3. Proposal to ratify appointment of Hein + Associates as the independent auditors of the company for fiscal 1997:

               ___ FOR     ___ AGAINST    ___ ABSTAIN

     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS
       DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO
       DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
       PROPOSALS 1, 2 AND 3.

       Dated this _____ day of _______________, 1998.


       _____________________________________________
       Signature


       ___________________________________________
       Signature

       Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees and other fiduciaries should so indicate when signing.